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                                                                    Exhibit 3.23

                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                        WILSONS LEATHER OF FLORIDA INC.

                            (a Florida corporation)

                                    _______

                                   ARTICLE I
                                   ---------

                                 SHAREHOLDERS
                                 ------------

          1.  SHARE CERTIFICATES.  Certificates evidencing fully-paid shares of
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the Corporation shall set forth thereon the statements prescribed by the Florida
1989 Business Corporation Act (the "Business Corporation Act") and by any other applicable provision of law, must be signed, either manually or in facsimile, by any one of the following officers: the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, or by any officer designated by the Board of Directors, and may bear the corporate seal or its facsimile. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

          2.  SHARE TRANSFERS.  Upon compliance with any provisions restricting
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the transferability of shares that may be set forth in the articles of incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law or these Bylaws, the person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

          3.  RECORD DATE FOR SHAREHOLDERS.  For the purpose of determining
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shareholders entitled to notice of or to vote at any meeting of shareholders to demand a special meeting, or to take any other action, the Board of Directors of the Corporation may fix a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days before the meeting or action requiring such determination of shareholders. A
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determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

          4.  SHAREHOLDER MEETINGS.
              --------------------

          a.  TIME.  The annual meeting shall be held on the date fixed from
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time to time by the directors.  A special meeting shall be held on the date fixed from time to time by the directors except when the Business Corporation Act confers the right to call a special meeting upon the shareholders.

          b.  PLACE.  Annual meetings and special meetings shall be held at such
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place in or out of the State of Florida as the directors shall from time to time fix.

          c.  CALL.  Annual meetings may be called by the directors or the
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Chairman of the Board of Directors, the Vice Chairman of the Board of Directors,
the President, or the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner.

          d.  NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE.  The
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Corporation shall notify shareholders of the date, time, and place of each annual and special shareholders' meeting. Such notice shall be no fewer than ten nor more than sixty days before the meeting date. Unless the Business Corporation Act or the articles of incorporation require otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice shall be given in the manner provided in the Business Corporation Act, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting. Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called. Unless the Business Corporation Act or the articles of incorporation require otherwise, the Corporation is required to give notice only to shareholders entitled to vote at the meeting. A shareholder may waive any notice required by the Business Corporation Act, the articles of incorporation, or the Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, or waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

          e.  VOTING LIST FOR MEETING.  After fixing a record date for a
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meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting, arranged by voting group, with the address of and number

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and class and series, if any, of shares held by each shareholder. The shareholders' list must be available for inspection by any shareholder, for a period of ten days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation's principal office, or at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation's transfer agent or registrar. A shareholder, his agent or attorney is entitled on written demand to inspect the list subject to the requirements of the Business Corporation Act, during regular business hours and at his expense, during the period it is available for inspection. The Corporation shall make the shareholders' list available at the meeting, and any shareholder, or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

          f.  CONDUCT OF MEETING.  Meetings of the shareholders shall be
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presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board of Directors, if any, the Vice Chairman of the Board of Directors, if any, the President, a Vice President, if any, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

          g.  PROXY REPRESENTATION.  A shareholder may appoint a proxy to vote
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or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for up to eleven months, unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

          h.  SHARES HELD BY NOMINEES.  The Corporation may establish a
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procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as the shareholder. The extent of this recognition may be determined in the procedure.

          i.  QUORUM.  Unless the articles of incorporation or the Business
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Corporation Act provides otherwise, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

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          j.  VOTING.  Directors are elected by a plurality of the votes cast by
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the shares entitled to vote in the election at a meeting at which a quorum is present. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Business Corporation Act requires a greater number of affirmative votes.

          5.  ACTION WITHOUT MEETING.  Unless otherwise provided in the articles
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of incorporation, action required or permitted by the provisions of the Business
Corporation Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to be effective the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of each voting group entitled to vote thereon, and delivered to the Corporation by delivery to its principal office in the State of Florida, its principal place of business, the corporate Secretary, or another officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein, unless within sixty days of the date of the earliest dated consent delivered in the manner required by the Business Corporation Act, written consents signed by holders of shares having the number of votes required to take action are delivered to the Corporation by delivery as set forth in the Business Corporation Act. Action under this paragraph shall be subject to the requirements of the Business Corporation Act.

                                  ARTICLE II
                                  ----------

                              BOARD OF DIRECTORS
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          1.  FUNCTIONS GENERALLY - COMPENSATION.  All corporate powers shall be
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exercised by or under the authority of, and the business and affairs of the
Corporation managed under the direction of, a Board of Directors. The Board of Directors may fix the compensation of directors.

          2.  QUALIFICATIONS AND NUMBER.  Directors must be natural persons who
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are eighteen years of age or older but need not be shareholders or residents of the State of Florida. The number of directors shall not be less than one nor more than nine. The number of directors may be fixed or changed from time to time, within such minimum and maximum, by the shareholders or by the Board of Directors. If at any time the number of directors is not fixed by the shareholders or directors, the number of directors shall be two until changed by the directors or shareholders. Except as provided in the preceding sentence, the number of directors shall be

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deemed to be fixed in these Bylaws as the number fixed from time to time by the shareholders or the directors.

          3.  TERMS AND VACANCIES.  The terms of the initial directors of the
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Corporation expire at the first shareholders' meeting at which directors are elected. The terms of all other directors expire at the next annual shareholders' meeting following their election. A decrease in the number of directors does not shorten an incumbent director's term. The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected. Despite the expiration of a director's term, the director continues to serve until his successor is elected and qualifies or until there is a decrease in the number of directors. Whenever a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, it may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by the shareholders, unless the articles of incorporation provide otherwise.

          4.  MEETINGS.
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          a.  CALL.  No call shall be required for regular meetings for which
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the date, time and place have been fixed by the Board of Directors.  Special meetings may be called by or at the direction of the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, of the President, or a majority of the directors in office or any other person permitted by the Business Corporation Act. The person calling a special meeting may designate the date, time and place of the special meeting except to the extent otherwise required by the Business Corporation Act.

          b.  NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.  Regular meetings of the
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Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Written, or oral, notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of a special meeting need not describe the purpose of the meeting. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objection to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

          c.  QUORUM AND ACTION.  A quorum of the Board of Directors consists of
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a majority of the number of directors prescribed in or fixed in accordance with these Bylaws. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through use of, any means of communication by which all directors participating may simultaneously hear each other during the

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meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

          d.  CHAIRMAN OF THE MEETING.  Meetings of the Board of Directors shall
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be presided over by the following directors in the order of seniority and if present and acting - the Chairman of the Board of Directors, if any, the Vice Chairman of the Board of Directors, if any, the President, or any other director chosen by the Board of Directors.

          5.  REMOVAL OF DIRECTORS.  The shareholders may remove one or more
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directors with or without cause pursuant to the provisions of the Business
Corporation Act.

          6.  COMMITTEES.  The Board of Directors by resolution adopted by a
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majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution or in the articles of incorporation or the Bylaws, shall have and may exercise all the authority of the Board of Directors, except such authority as may not be delegated under the Business Corporation
Act.  Each committee must have two or more members, who serve at the pleasure of
the Board of Directors.    The provisions of the Business Corporation Act, which
govern meetings, notice and waiver of notice, and quorum and voting requirements, apply to committees and their members as well.

          7.  ACTION WITHOUT MEETING.  Action required or permitted by the
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Business Corporation Act to be taken at a Board of Directors' meeting or committee meeting may be taken without a meeting if the action is taken by all members of the Board of Directors or of the committee. The action must be evidenced by one or more written consents describing the action taken, signed by each director or committee member. Action taken under this paragraph is effective when the last director signs the consent, unless the consent specifies a different effective date.

                                  ARTICLE III
                                  -----------

                                   OFFICERS
                                   --------

          The Corporation shall have a President, and a Secretary, and such other officers as may be deemed necessary, who may be appointed by the directors. The same individual may simultaneously hold more than one office in the Corporation.

          A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors.

          Each officer of the Corporation has the authority and shall perform the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers; provided, that the Secretary shall have the

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responsibility for preparation and custody of minutes of the directors' and shareholders' meetings and for authenticating records of the Corporation.

          The Board of Directors may remove any officer at any time with or without cause.

                                  ARTICLE IV
                                  ----------

                                INDEMNIFICATION
                                ---------------

          The Corporation shall indemnify its officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by law.

                                   ARTICLE V
                                   ---------

                                CORPORATE SEAL
                                --------------

          The corporate seal, if any, shall have inscribed thereon the name of the Corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require. Unless otherwise required by the Business Corporation Act, the Corporation shall not be required to have a seal.

                                  ARTICLE VI
                                  ----------

                                  FISCAL YEAR
                                  -----------

          The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                  ARTICLE VII
                                  -----------

                              CONTROL OVER BYLAWS
                              -------------------

          The Board of Directors may amend or repeal these Bylaws unless the articles of incorporation or the Business Corporation Act reserves this power exclusively to the shareholders in whole or in part, or the shareholders in amending or repealing the Bylaws generally or a particular Bylaw provision provide expressly that the Board of Directors may not amend or repeal the Bylaws, generally or that Bylaw provision. The shareholders may amend or repeal these Bylaws even though the Bylaws may also be amended or repealed by the Board of Directors. No provision of this Article shall be construed as purporting to negate the requirements of the Business Corporation Act.

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